EXHIBIT 5.1

January 19, 2001

Redback Networks Inc.
1195 Borregas Avenue
Sunnyvale, CA 94089

Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on November 13, 2000 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as such registration statement may be amended, related to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by Redback Networks Inc., a Delaware corporation (the “Company”), of up to 2,440,526 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares will be issued pursuant to the Arrangement Agreement dated as of July 30, 2000 (the “ Arrangement Agre ement”), among the Company, 610381 B.C. Inc. and Abatis Systems Corporation.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Shares and proposed to be taken by the Company in connection with the Registration Statement, and for purposes of this opinion, have assumed such proceedings will be timely completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have dee m ed necessary for purposes of rendering the opinions hereinafter set forth.

        As to facts material to the opinion, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Company and others. In addition, we have obtained and relied upon certificates and assurances from public officials as we have deemed necessary.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Based upon and subject to the foregoing and the other qualifications set forth herein, we are of the opinion that the Shares have been duly and validly reserved for issuance and, when and if issued upon such exchange of exchangeable shares in the manner described in the Registration Statement and Prospectus, will be legally and validly issued, fully paid and nonassessable.

        This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

        We consent to the use of this opinion as an exhibit to the said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

Very truly yours,
/s/ GUNDERSON DETTMER STOUGH

VILLENEUVE FRANKLIN & HACHIGIAN, LLP GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP